Exhibit 23




                        Consent of Independent Auditors



We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 33-42916 and 333-02884) pertaining to the Savings and Stock Ownership Plan of Lawyers Title Insurance Corporation and Designated Subsidiaries, (b) the Registration Statement (Form S-8 No. 33-43811) pertaining to the Lawyers Title Corporation 1991 Stock Incentive Plan, (c) the Registration Statement (Form S-8 No. 33-49624) pertaining to the Lawyers Title Corporation 1992 Stock Option Plan for Non-Employee Directors, and (d) the Registration Statement (Form S-3 No. 33-97634) of Lawyers Title Corporation for the registration of 627,108 of its common stock, and in the Prospectus related to each, of our report dated February 19, 1997, with respect to the consolidated financial statements and schedules of Lawyers Title Corporation included the Annual Report (Form 10-K) for the year ended December 31, 1996.





                                                          /s/ ERNST & YOUNG LLP


Richmond, Virginia
March 24, 1997